Exhibit 99.1

Covetrus Announces David E. Shaw Will Not Seek Re-election to the Company’s Board
Sharon Wienbar Nominated to Board of Directors
PORTLAND, Maine - March 12, 2020 - Covetrus™ (NASDAQ: CVET), a global leader in animal-health technology and services, today announced that David E. Shaw has informed the company that he will not stand for re-election at the company’s annual meeting of stockholders to be held in May 2020. The company has also announced that the board has nominated Sharon Wienbar for election to the Covetrus board of directors at the annual meeting of stockholders.

“On behalf of the full board and the Covetrus team, I want to thank David for his combined 10 years of leadership and service to Covetrus and predecessor company, Vets First Choice. His experience and industry knowledge played a critical role in the creation and growth of the company," said Philip A. Laskawy, Covetrus chairman of the board. "I am also enthusiastic to nominate Sharon Wienbar to the board. She brings a wealth of experience in helping guide profitable growth in companies and will undoubtedly be an asset to the organization as Covetrus continues to execute against its strategic plan.”

“As founding chair of the board, I am grateful to have contributed to the creation of this remarkable enterprise with a purpose-driven community of more than 5000 team members worldwide. It has been a privilege to serve a one-year term on the Covetrus board as the company seeks to create exceptional value for stakeholders in this large and attractive market,” said Shaw, managing partner of Black Point Group. “I have great confidence in the team and the opportunity. I add my welcome to Sharon Wienbar, and I stand ready to help Covetrus as a shareholder and friend of the organization.”

Ms. Wienbar has extensive Board governance experience in public and private companies, currently serving on the Resideo Technologies board (NYSE: REZI), and the Colfax Corp board (NYSE: CFX). She previously served on both Glu Mobile board (NASDAQ: GLUU) and Everyday Health board as well as several private company boards. She brings a wealth of experience in software-as-a-service (SaaS) businesses and global marketing and has expertise at the intersection between software and distribution. Ms. Wienbar is the former CEO of Hackbright Academy, an engineering school for women and, before that, was a venture capitalist with ScaleVP, worked in marketing for several software companies (Adobe Systems, Amplitude, and Critical Path) and was with Bain & Company.

Ms. Wienbar is also a frequent public speaker, has authored and taught several case studies at Stanford Graduate School of Business, was named a Women’s Inc. “Most Influential Corporate Board Director,” is a multiyear “AlwaysOn Power Players in Digital Media Winner,” recognized by the Huffington Post as one of the “Top 25 Women in Tech to Follow on Twitter” and as one of "40 Over 40" women to watch. Sharon holds an S.M. and an A.B. in Engineering from Harvard University, and an M.B.A. from the Stanford Graduate School of Business.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,500 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our plans, objectives, expectations, and intentions, including our future growth prospects. Such statements are subject to numerous risks and uncertainties. Factors that could adversely affect our business and prospects are set forth in our public filings with the Securities and Exchange Commission. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Exhibit 99.1

Contacts:
Nicholas Jansen
Investor Relations
207-550-8106
nicholas.jansen@covetrus.com

Kiní Schoop
Public Relations
207-550-8018
kini.schoop@covetrus.com

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